Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-_______) of our report dated March 6, 2001, relating to the financial statements of Video Network Communications, Inc., which appears in Video Network Communications Inc's Annual Report on Form 10-KSB/A for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA
July 5, 2002